UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________________

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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FARMER BROS. CO.

(Name of Registrant as Specified in its Charter)

JEANNE FARMER GROSSMAN

Jeanne Grossman Living Trust

1964 Jeanne Ann Farmer Grossman Trust

1969 Jeanne Ann Farmer Grossman Trust

1972 Jeanne Ann Farmer Grossman Trust

1987 Roy F Farmer Trust II

1988 Roy F Farmer Trust II

1988 Roy F Farmer Trust III

1990 Brynn Elizabeth Grossman Trust

1992 Brynn Elizabeth Grossman Trust

Thomas William Mortensen

Jonathan Michael Waite

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CONCERNED STOCKHOLDERS ISSUE OPEN LETTER TO FARMER BROS. EMPLOYEES AND STOCKHOLDERS REGARDING COMPANY’S LATEST EFFORTS TO PROTECT CURRENT ENTRENCHED BOARD

LOS ANGELES, California, December 9, 2019 – Jeanne Farmer Grossman (individually and as the sole trustee of certain trusts), Thomas William Mortensen, and Jonathan Michael Waite (collectively, the “Concerned Stockholders”), who together beneficially own approximately 4.9% of the outstanding common stock of Farmer Bros. Co. (“Farmer Bros.” or the “Company”), today issued an open letter to employees and stockholders of Farmer Bros. Co. In it, Ms. Grossman responds to the Company’s efforts to exploit estranged members of the Company’s founding family in a desperate campaign to protect the current entrenched Board of Directors at the upcoming Annual Meeting. Ms. Grossman continues to urge stockholders to vote the GOLD proxy card to elect Mr. Mortensen and Mr. Waite and bring needed change and experience to the Farmer Bros. Board. The full text follows.

December 9, 2019

Dear Fellow Farmer Bros Co. Employees and Stockholders,

In the best interests of the employees and stockholders of Farmer Bros. and in the best interests of the truth, I feel compelled to respond to the inaccuracies and false narrative recently promoted by the Company in the name of Richard Farmer, whose deep animus toward the founding family of the Company continues to exploit to protect an entrenched Board of Directors, as it did in its last proxy fight in 2016.

While the origin of Mr. Farmer’s grievances are irrelevant in the context of the upcoming Annual Meeting, what is relevant is how cynically he and the Company appear to exploit each other in the service of their respective goals, Mr. Farmer’s to injure the larger Farmer family and the Company’s to further a false narrative of an active, accountable Board. However, I strongly dispute that either is aligned with what matters most to me, my group and my family: the long-term interests of Farmer Bros.’s employees and stockholders.

For example, ahead of the 2016 Annual Meeting, Mr. Farmer came out strongly in favor of the Company’s slate and against his sister’s dissident slate, which other family members whole-heartedly supported. In fact, he has stated several times that his goal was to sell ALL Farmer Bros. stock in the Family Trusts (roughly 32% of total FARM shares at the time) and diversify the portfolios without any FARM stock (which was totally against the intent of the trust creators and the rest of the family).  Shortly thereafter, he sold 600,000 shares of stock personally held by him, further at odds with the faith he claimed to have had in the Company’s outlook and leadership. He demonstrated time and again that he really did not care about nor know much about the Company.

Other stockholders and employees were not so lucky, as reflected in the 59% share price decline over the past three years. Were it not for Mr. Farmer’s cynical intervention ahead of the 2016 Annual Meeting, perhaps our Company’s Board would have received much needed experience and accountability and avoided the tremendous losses we have suffered since that time.

I fear history is repeating itself now, with dire consequences.

Further, the Company’s recent press release, issued in Mr. Farmer’s name, does not address any of the mistakes or blunders that were constant throughout the all-important period from 2017 to May 2019, when the Company was damaged so profoundly. This lack of accountability is symptomatic of what ails our Company and of the long tenures of Board Directors Christopher Mottern and Charles Marcy, who have overseen and supported the strategic missteps and failed CEO appointment that have wreaked havoc on our Company, and thus can be expected to continue to avoid their proper duty of oversight and accountability.

The real question before the shareholders is whether to support two directors who are largely responsible for the last three years of lost profits and shareholder value, high costs and huge debt, and the resulting chaotic state of the Company, OR to support two individuals, Tom Mortensen and Jonathan Waite, who deeply care about the Company, want to see it return to profitability, and have successfully helped turn the Company around after a very similar situation in 2010/2012. I also believe Tom and Jonathan could more ably assist Mr. Maserang and the newer, truly independent Board members – Allison Boersma, Stacy Loretz-Congdon and David Ritterbush, each of whom have demonstrated actions that sincerely reflect their interests in returning the Company to profitability – unlike those two directors whose actions have caused Farmer Bros.’ current, perpetual turnaround situation.

For this reason, I again ask you to elect our two director nominees on the GOLD PROXY today, and remove two of the principal architects of the Company’s failures, Directors Charles Mottern and Chris Marcy.

Your support is extremely important. If you have any questions, please call our proxy solicitor Okapi Partners toll-free at (877) 274-8654 or email info@okapipartners.com.

Sincerely,

Jeanne Farmer Grossman

IMPORTANT

If your shares are held in street name, your bank or broker can vote your shares only upon receipt of your specific instructions. Please contact the person responsible for your account and instruct them that you only wish to vote the GOLD proxy card.

If you have any questions or need further assistance, please contact Okapi Partners at (877) 274-8654 or by e-mail at info@okapipartners.com.

INVESTOR CONTACT:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

+1 877-796-5274

info@okapipartners.com

MEDIA CONTACT:

Dan Gagnier / Jeffrey Mathews
Gagnier Communications
+1 646-569-5897
farmerbros@gagnierfc.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Concerned Stockholders have filed a definitive proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its nominees at the 2019 Annual Meeting of Stockholders of Farmer Bros. Co.

THE CONCERNED STOCKHOLDERS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THEIR PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT WWW.SEC.GOV. IN ADDITION, THE CONCERNED STOCKHOLDERS WILL PROVIDE COPIES OF THEIR PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE CONCERNED STOCKHOLDERS’ PROXY SOLICITOR, OKAPI PARTNERS, AT ITS TOLL-FREE NUMBER: (877) 274-8654 OR AT INFO@OKAPIPARTNERS.COM.

The participants in the proxy solicitation are: Jeanne Farmer Grossman, the Jeanne Grossman Living Trust, the 1964 Jeanne Ann Farmer Grossman Trust, the 1969 Jeanne Ann Farmer Grossman Trust, the 1972 Jeanne Ann Farmer Grossman Trust, the 1987 Roy F Farmer Trust II, the 1988 Roy F Farmer Trust II, the 1988 Roy F Farmer Trust III, the 1990 Brynn Elizabeth Grossman Trust, and the 1992 Brynn Elizabeth Grossman Trust, Thomas William Mortensen, and Jonathan Michael Waite.